UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 27, 2024, Gamida Cell Ltd. (the “Company”) filed a Current Report on Form 8-K reporting, among other things, (i) the entry into a Restructuring Support Agreement with Gamida Cell Inc. and certain funds managed by Highbridge Capital Management LLC and (ii) the Company’s filing of a voluntary proceeding for restructuring (the “Restructuring Proceeding”) in the District Court of Beersheba, Israel pursuant to Part 10 to the Israeli Restructuring and Financial Rehabilitation Law, 2018. This Amendment No. 1 on Form 8-K/A is being filed by the Company in order to provide an update regarding events related to the Restructuring Proceeding and to file an English translation of certain of the filings in the Restructuring Proceeding with the Securities and Exchange Commission.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 28, 2024, the Company received written notice (the “Delisting Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has, in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, determined that the Company’s ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), will be delisted from Nasdaq based on the following factors: (i) the Restructuring Proceeding and the associated public interest concerns raised by such proceeding; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq.

The Staff further notified the Company that trading of the Ordinary Shares will be suspended at the opening of business on April 8, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Ordinary Shares from listing on Nasdaq. The Delisting Notice also indicated that the Company may appeal Nasdaq’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. However, the Company does not intend to appeal the determination and, therefore, it is expected that the Ordinary Shares will be delisted from Nasdaq.

Item 8.01	Other Events.

Exhibit 99.1 to this Current Report on Form 8-K/A is incorporated herein by reference and is comprised of the following English translations of (i) a preliminary decision to schedule a hearing and address other procedural matters issued by the District Court of Beersheba, Israel on March 27, 2024, (ii) the Motion to Approve the Creditor Arrangement, and (iii) the Creditors’ Arrangement between the Company and its stakeholders.

Cautionary Note Regarding the Company’s Ordinary Shares

The Company cautions that trading in the Ordinary Shares during the pendency of the restructuring proceeding is highly speculative and poses substantial risks. Trading prices for the Ordinary Shares may bear little or no relationship to the actual recovery, if any, by holders of the Ordinary Shares in the Restructuring Proceeding. The Company expects that holders of the Ordinary Shares could experience a significant or complete loss on their investment, depending on the outcome of the restructuring proceeding.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.
99.1	English translation of certain filings in the Restructuring Proceeding
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMIDA CELL LTD.

Dated: March 29, 2024

	By:	/s/ Josh Patterson
Josh Patterson
General Counsel & Chief Compliance Officer

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